UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Annual General and Special Meeting of Shareholders of Golden Star Resources Ltd. (the “Company”) was held on May 10, 2012.

(b) The proposals listed below were submitted to a vote of the Company’s shareholders. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

(1) Election of the following persons as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected or appointed:

Name	Votes For	Votes Withheld	Broker Non-Votes
James E. Askew	147,185,494	1,980,856	45,101,441
Robert E. Doyle	94,298,035	54,868,315	45,101,441
Ian MacGregor	91,872,616	57,293,734	45,101,441
Thomas G. Mair	147,189,785	1,976,565	45,101,441
Craig J. Nelsen	145,420,229	3,746,121	45,101,441
Christopher M.T. Thompson	146,394,652	2,771,698	45,101,441
William L. Yeates	147,417,459	1,748,891	45,101,441

(2) Approval of advisory vote on named executive officer compensation:

Votes For	Votes Against	Broker Non-Votes
143,421,624	5,744,726	45,101,441

(3) Appointment of the firm of PricewaterhouseCoopers LLP as auditor of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns:

Votes For	Votes Withheld
190,673,914	3,593,877

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer Vice President and CFO